Exhibit 99.1

News Release For Immediate Release
Casey’s General Stores, Inc. One Convenience Blvd. Ankeny, IA 50021	Nasdaq Symbol CASY CONTACT Bill Walljasper (515) 965-6505

Casey’s Acquires 9 Bullseye Locations

Ankeny, Iowa, November 19, 2009—Casey’s General Stores, Inc. announces that the Company has entered into agreements to purchase nine convenience stores in Missouri owned by PICS Marketing, Inc. and Ridgerunner Properties, LLC . The stores are currently operated by Cox Oil Company Inc. under the Bullseye banner, and will be immediately rebranded to Casey’s. Cox Oil will continue to operate nine other Bullseye locations throughout Missouri. The transaction is scheduled to close the week of December 14th.

“We are excited about the opportunity to purchase these Bullseye stores” said Bob Myers, President and CEO of Casey’s General Stores, Inc. “These are well maintained locations that fit perfectly into our business model.”

Casey’s intends to retain the store level personnel and plans to integrate its proprietary prepared food program throughout the first year of operations.